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                                                                    Exhibit 23.1

                              CONSENT OF KPMG LLP

We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-75965) and Form S-8 (Nos. 33-98026, 33-98566, 33-98568, 333-16891,
333-75969, 333-75967, and 333-75931) of SpeedFam-IPEC, Inc. of our reports dated July 7, 1999, relating to the consolidated balance sheets of SpeedFam-IPEC, Inc. and consolidated subsidiaries as of May 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended May 31, 1999, and related schedule, and our report dated June 18, 1999 relating to the consolidated balance sheets of SpeedFam-IPEC Co., Ltd. and subsidiaries as of April 30, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended April 30, 1999, which reports appear in the 1999 annual report on Form 10-K of SpeedFam-IPEC, Inc.


KPMG LLP
August 27, 1999
Chicago, Illinois